                                                                    EXHIBIT 12.5
================================================================================



                                LOAN AGREEMENT



                 --------------------------------------------



                          WESTERN GAS RESOURCES, INC.

                                   Borrower


                                      and


                               NATIONSBANK, N.A.

                                    as Bank

                                      and

                     NationsBanc Montgomery Securities LLC

                               as Lead Arranger



                 --------------------------------------------


                                  $37,000,000

                               February 17, 1999


================================================================================

                               NATIONSBANK, N.A.
                                901 Main Street
                              Dallas, Texas 75202

                               February 17, 1999




Western Gas Resources, Inc.
1200 N. Pecos Street, Suite 230
Denver, Colorado 80234

Ladies and Gentlemen:

     This Agreement (this "Agreement") will serve to set forth the terms of
                           ---------
certain financing transactions by and between Western Gas Resources, Inc., a Delaware corporation ("Borrower"), and NationsBank, N.A. ("Bank"). Capitalized
                       --------                            ----
terms used but not defined herein (i) shall have the meanings given them on Annex I hereto or (ii) if not defined on Annex I hereto, shall have the meanings given them in the Revolving Credit Agreement.

     1.   BRIDGE LOAN.
          -----------

     (a) Subject to the terms and conditions hereof, Bank agrees to make a single advance to Borrower in an amount not to exceed $37,000,000 (the "Bridge
                                                                        ------
Loan") on or before February 23, 1999. Borrower must give to Bank written notice
----
of the date it requests that the Bridge Loan be made, no later than 10:00 am, Dallas time, on such day.

     (b) The obligation of Borrower to repay to Bank the Bridge Loan, together with interest accruing in connection therewith, shall be evidenced by a single promissory note made by Borrower payable to the order of Bank (the "Bridge Note") in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Bridge Note at any given time shall be the amount of the Bridge Loan minus all payments of principal theretofore received by Bank on the Bridge Note. Interest on the Bridge Note shall accrue and be payable as provided therein.

     (c) Borrower shall use all funds from the Bridge Loan to repay in part existing outstanding indebtedness owing under the Debt Securities. In no event shall the proceeds of the Bridge Loan be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly
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Western Gas Resources, Inc.
February 17, 1999
Page 2


for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Bank that it is not engaged principally, or as one of its important activities, in the business- of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     (d) Borrower will make each payment which it owes hereunder or under the Bridge No e not later than noon, Dallas time, in lawful money of the United States of America and in immediately available funds. Any payment received by Bank after such time will be deemed to have been made oil the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Agreement Document under which such payment is due. Each payment under a Bridge Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Bridge Note. When Bank collects or receives money on account of the Bridge Loan Obligations, Bank shall apply all such money so distributed, as follows:

          (i)   for the prepayment of amounts owing under the Bridge Loan
     Documents;

          (ii) then for the prepayment of principal on the Bridge Note, together with accrued and unpaid interest on the principal so prepaid; and

          (iii) last, for the payment or prepayment of any other Bridge Loan Obligations.

All payments applied to principal or interest on the Bridge Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with this Agreement.

     2.   RATE ELECTIONS. Borrower may from time to time designate all or any
          --------------
portion of the Bridge Loan as a "Eurodollar Portion". Borrower may make no such election during the continuance of a Default, and Borrower may make such an election with respect to already existing Eurodollar Portions only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portions. Each election by Borrower of a Eurodollar Portion shall:
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Western Gas Resources, Inc.
February 17, 1999
Page 3


     (a) Be made by written notice to Bank or by telephonic notice to Bank promptly confirmed in writing, in the form and substance of the "Rate Election" attached hereto as Exhibit B, duly completed and signed by an authorized officer of Borrower.

     (b) Specify the aggregate amount of the Bridge Loan which Borrower desires to designate as such Eurodollar Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

     (c) Be received by Bank not later than 10:00 a.m., Dallas time, on the second Business Day preceding the first day of the specified Interest Period.

Each such election (herein called a "Rate Election") shall be irrevocable.
                                     -------------
Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Annex L and the amount of each Eurodollar Portion elected in any Rate Election must be $ 10,000,000 or a higher integral multiple of $1,000,000. Upon the termination of each Interest Period the portion of the Bridge Loan theretofore constituting the related Eurodollar Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of the Bridge Loan and become subject to all provisions of the Bridge Loan Documents governing such Base Rate Portion. Borrower shall have no more than three Eurodollar Portions in effect at any time.

     3.   OPTIONAL PREPAYMENTS. Borrower may, upon concurrent notice to Bank,
          --------------------
from time to time and without premium or penalty prepay the Bridge Loan, in whole or in part, so long as each partial prepayment of principal is in an amount greater than or equal to $1,000,000, provided that any prepayment of a Eurodollar Portion shall be accompanied by all amounts due under Section 7. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Bridge Loan Documents at the time of such prepayment.

     4.   MANDATORY PREPAYMENTS. If (i) Borrower shall sell, exchange, lease,
          ---------------------
transfer, or otherwise dispose of any material part of, or material interest in any of its assets having a sales price in excess of $1,000,000 or (ii) Borrower shall issue any public debt or equity instrument, Borrower shall prepay the principal of the Bridge Loan within two (2) Business Days of such transaction in an amount at least equal to (a) ninety percent (90%) of the Fair Market Value of the portion or interest in such assets sold, exchanged, leased, transferred or otherwise disposed of as of the date of such transaction or (b) one hundred percent (100%) of the proceeds of such issuance of such debt or equity instrument (net of Borrower's reasonable costs of sale or

Western Gas Resources, Inc.
February 17, 1999
Page 4


issuance). Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Bridge Loan Documents at the time of such prepayment.

     5.   INCREASED COST OF EURODOLLAR PORTIONS. If any applicable domestic or
          -------------------------------------
foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

     (a) shall change the basis of taxation of payments to Bank of any principal, interest, or other amounts attributable to any Eurodollar Portion or otherwise due under this Agreement in respect of any Eurodollar Portion (other than taxes imposed on the overall net income of Bank or any lending office of Bank by any jurisdiction in which Bank or any such lending office is located); or

     (b) shall change, impose, modify, apply or deem applicable any insurance fees or premiums or any reserve, special deposit or similar requirements in respect of any Eurodollar Portion (excluding those for which there is full compensation pursuant to adjustments made in the definition of Adjusted Eurodollar Rate), or against assets of, deposits with or for the account of, or credit extended by, Bank; or

     (c) shall impose on Bank or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Portion, the result of which is to increase the cost to Bank of funding or maintaining any Eurodollar Portion or to reduce the amount of any sum receivable by Bank in respect of any Eurodollar Portion by an amount deemed by Bank to be material, then Bank shall promptly notify Borrower in writing of the happening of such event and (1) Borrower shall upon demand pay to Bank such additional amount or amounts as will compensate Bank for such event and (2) Borrower may elect, by giving to Bank not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Portion into a part of the Base Rate Portion.

     6.   CHANGE OF LAW. If any change in applicable laws, treaties, rules or
          -------------
regulations or in the interpretation or administration thereof or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Bank to fund or maintain Eurodollar Portions, or shall materially restrict the authority of Bank to purchase, sell or take offshore deposits of dollars (i.e., "eurodollars"), then Borrower's right to elect
                     ---
Eurodollar Portions shall be suspended to the

Western Gas Resources, Inc.
February 17, 1999
Page 5


extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of the Bridge Loan. Borrower agrees to indemnify Bank and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which actually result from any such change in law, treaty, rule, regulation, interpretation or administration.

     7.   FUNDING LOSSES. Upon the request of Bank, Borrower shall pay to Bank
          --------------
such amount or amounts as shall be sufficient (in the reasonable opinion of Bank) to compensate Bank for any loss or expense incurred or sustained by Bank (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain Eurodollar Portions hereunder), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Bridge Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of" any Rate Election to become effective, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Portion into a Base Rate Portion or into a different Eurodollar Portion on a day other than the day on which the applicable Interest Period ends.

     8.   REIMBURSABLE TAXES; CAPITAL ADEQUACY. Borrower covenants and agrees
          ------------------------------------
that, whether or not any Eurodollar Portion is ever elected:

     (a)  Borrower will reimburse Bank on demand, on an after-tax basis, for all present and future income, stamp and other taxes, levies, costs and charges whatsoever actually paid by Bank (or required to be withheld and paid on account of Bank) in respect of any Eurodollar Portions, excluding, however, any thereof imposed on or measured by the overall net income of Bank or any lending office of Bank by any jurisdiction in which Bank or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section), and Borrower will pay directly to
        ------------------
the appropriate authority any Reimbursable Taxes which Borrower is required to withhold and pay. Promptly after the date on which payment of any such Reimbursable Tax to be paid directly by Borrower is due or claimed to be due, Borrower will, at the request of Bank, furnish to Bank evidence in form and substance satisfactory to Bank that Borrower has met its obligation under this section.

Western Gas Resources, Inc.
February 17, 1999
Page 6


     (b) Borrower will indemnify Bank against any loss, liability, claim or expense, including interest, penalties and legal fees, that Bank may incur at any time arising out of or in connection with the failure of Borrower to make any reimbursement required under subsection (a) above or to make any payment, when due or claimed to be due, of Reimbursable Taxes to be withheld and paid directly by Borrower.

     (c) All payments on account of the principal of, and interest on, the Bridge Loan and the Bridge Note, and all other amounts payable by Borrower to Bank hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes, all of which will be for the account of Borrower and reimbursed or paid by Borrower.

     (d) If Borrower is ever required to reimburse or pay any Reimbursable Tax with respect to any Eurodollar Portion, Borrower may elect, by giving to Bank not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Portion into apart of the Base Rate Portion of the Bridge Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

     (e) If at any time after the date hereof, and from time to time, Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of Bank with any of such requirements, has or would have the effect of (a) increasing Bank's costs relating to the Bridge Loan Obligations, or (b) reducing the yield or rate of return of Bank on the Bridge Loan Obligations, to a level below that which Bank could have achieved but for such adoption, modification, interpretation or application, then Borrower shall, within 30 Business Days after any request by Bank, pay to Bank such additional amounts as (in Bank's sole judgment, after reasonable computation) will compensate Bank for such increase in costs or reduction in yield or rate of return. No failure by Bank to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Bank's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges not permitted by Section 9.

     9.   COMPENSATION PROCEDURE. If Bank notifies Borrower of the incurrence of
          ----------------------
additional costs under Sections 5 through 8, Bank shall in such notice to Borrower set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by Bank for purposes of Sections 5 through 8 of the effect of any change in

Western Gas Resources, Inc.
February 17, 1999
Page 7


applicable laws, treaties, rules or regulations or in the interpretation or administration thereof, any losses or expenses incurred by reason of the liquidation or reemployment of deposits or other funds, any taxes, levies, costs and charges imposed, or the effect of capital maintained on its costs or rate of return of maintaining the Bridge Loan, or on amounts receivable by it in respect of the Bridge Loan and of the amounts required to compensate Bank under Sections 5 through 8, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis and there shall be no demand for duplicate payments of the same additional cost. Any request for compensation under this Section 9 shall be paid by Borrower within thirty (30) Business Days of the receipt by Borrower of the notice described in this Section 9.

     10.  CONDITIONS PRECEDENT. Bank has no obligation to make the Bridge Loan
          --------------------
unless all of the following conditions shall have been satisfied:

     (a) Bank has received all of the following, at Bank's offices, duly executed and delivered and in form, substance and date satisfactory to Bank:

          (i)    This Agreement.

          (ii)   The Bridge Note.

          (iii) An absolute and unconditional guaranty of the Bridge Loan Obligations executed by each Subsidiary of Borrower in a form acceptable to Bank.

          (iv) An officer's certificate of Borrower dated as of the date of the making of the Bridge Loan, which shall contain the names and signatures of the officers of Borrower duly authorized to execute the Bridge Loan Documents.

          (v)    Such supporting documents as Bank may reasonably request.

     (b) All representations and warranties made by Borrower in the Revolving Credit Agreement shall be true on and as of the date of the Bridge Loan (except to the extent that the facts upon which such representations are based have been changed by the transactions therein contemplated) as if such representations and warranties had been made as of the date of the Bridge Loan.

     (c)  No Default shall exist at the date of the Bridge Loan.

Western Gas Resources, Inc.
February 17, 1999
Page 8


     (d) Borrower shall have performed and complied with all agreements and conditions required in the Bridge Loan Documents to be performed or complied with by it on or prior to the date of the Bridge Loan.

     (e) All legal matters relating to the Bridge Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Thompson & Knight, a Professional Corporation, counsel to Bank.

     (f) Borrower shall have paid to Bank a commitment fee in the amount of $185,000 in immediately available funds.

     (g) Majority Lenders shall have consented in writing to the execution and delivery by Borrower and Bank of this Agreement.

     11.  REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and
          ------------------------------
warrants to Bank that each of the representations and warranties contained in
Section 5.1 of the Revolving Credit Agreement are true and correct as of the date hereof and as of the date the Bridge Loan is made (except to the extent that the facts upon which such representations are based have been changed by the transactions therein contemplated).

     12.  AFFIRMATIVE COVENANTS. Until (i) the Bridge Note is fully paid and
          ---------------------
satisfied, and (ii) this Agreement is terminated, Borrower agrees and covenants that it will, unless Bark shall otherwise consent in writing, comply with each provision of Section 6.1 and Section 6.2 of the Revolving Credit Agreement.

     13.  BANK ACCOUNTS; OFFSET. To secure the repayment of the Bridge Loan,
          ---------------------
Borrower hereby grants to Bank a security interest, a lien, and a right of offset, each of which shall be upon and against all right, title, and interest of Borrower in (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Bank from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Bank, and (c) any other credits and claims of Borrower at any time existing against Bank, including claims under certificates of deposit. Upon the occurrence of any Default, Bank is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower or any Guarantor, any and all items hereinabove referred to against the Bridge Loan Obligations (whether or not such Bridge Loan Obligations are then due and payable).
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Western Gas Resources, Inc.
February 17, 1999
Page 9


     14.  GUARANTIES OF SUBSIDIARIES. Each Subsidiary of Borrower which (i) is
          --------------------------
now existing shall on date hereof or (ii) is created, acquired or comes into existence after the date hereof shall promptly execute and deliver to Bank an absolute and unconditional guaranty of the timely repayment of the Bridge Loan Obligations, which guaranty shall be satisfactory to Bank in form and substance. Borrower and each Guarantor will cause each such Related Person to deliver to Bank, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Bank and its counsel that such Related Person has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

     15.  FURTHER ASSURANCES. Borrower hereby- agrees to, and to cause each
          ------------------
Related Person to, execute and deliver any and all documents, instruments, guaranties, agreements, certificates, and other writings of any kind and character which Bank determines in its sole and absolute discretion are necessary or appropriate to effectuate the intent of the Bridge Loan Documents.

     16.  EVENTS OF DEFAULT. Each of the following shall constitute an "Event of
          -----------------
Default" under this Agreement:

     (a) Any Related Person fails to pay any Bridge Loan Obligations when due and payable, whether at. a date for the payment of a fixed installment or contingent or other payment to Bank or as a result of acceleration or otherwise;

     (b)  Any Related Person fails (other than as referred to in subsections
(a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Bridge Loan Document;

     (c)  An "Event of Default" occurs under the Revolving Credit Agreement.

     17.  REMEDIES. Upon the occurrence of any one or more of the foregoing
          --------
Events of Default, the entire unpaid balance of principal of the Bridge Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower; provided, however concurrently and automatically
                              --------  -------
with the occurrence of an "Event of Default" under Section 8.1 (h)(i), (ii), or
(iii) of the Revolving Credit Agreement, the Bridge Note and all other indebtedness owing to Bank by Borrower under the Bridge Loan Documents at such time shall, without any action by Bank, become due and payable, without further notice, demand,

Western Gas Resources, Inc.
February 17, 1999
Page 10


presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Agreement and in any of the other Bridge Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

     18.  RIGHTS; CUMULATIVE. All rights of Bank under the terms of this
          ------------------
Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Bridge Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

     19.  WAIVER AND AGREEMENT. Neither the failure nor any delay on the part
          --------------------
of Bank to exercise any right, power or privilege herein or under any of the other Bridge Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Bridge Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Bridge Loan Documents shall be valid or effective unless the same is signed by the Party against whom it is sought to be enforced.

     20.  BENEFITS. This Agreement shall be binding upon and inure to the
          --------
benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Agreement or any of the other Bridge Loan Documents.

     21.  NOTICES. All notices, requests, demands or other communications
          -------
required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) facsimile, (ii) personal delivery, (iii) expedited delivery service with proof of delivery, or (iv) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of facsimile or personal delivery, as of the time of facsimile or personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within

Western Gas Resources, Inc.
February 17, 1999
Page 11


the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address. All notices required to be given by Bank to any Related Person other than Borrower pursuant to any Bridge Loan Document shall be given to such Related Person at the address of Borrower on the signature page hereof in accordance with this
Section 21.

     22.  LIMITATION ON INTEREST. Bank and Borrower intend to contract in
          ----------------------
strict compliance with applicable usury law from time to time in effect. In furtherance thereof Bank and Borrower stipulate and agree that none of the terms and provisions contained in the Agreement shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Agreement which may be in conflict or apparent conflict herewith. Bank expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If
(a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Bank or any other holder of any or all of the Bridge Loan Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Bridge Loan Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Bridge Loan Obligations or, at Bank's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Bank and Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated ' term of the instruments evidencing the Bridge Loan Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling
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Western Gas Resources, Inc.
February 17, 1999
Page 12


shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     23.  CONSTRUCTION. This Agreement and the other Bridge Loan Documents have
          ------------
been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas.

     24.  INVALID PROVISIONS. If any provision of this Agreement or any of the
          ------------------
other Bridge Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Bridge Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

     25.  EXPENSES. Borrower agrees to pay on demand all reasonable costs and
          --------
expenses of Bank in connection with the syndication, preparation, execution, delivery, administration, Modification, and amendment of this Agreement, the other Bridge Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Bank (including the cost of internal counsel) with respect thereto and with respect to advising Bank as to its rights and responsibilities under the Bridge Loan, Documents. Borrower further agrees to pay on demand all costs and expenses of Bank, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Bridge Loan Documents and the other documents to be delivered hereunder. The agreements contained in this Section shall survive payment in full of the Bridge Loan and all other amounts payable under this Agreement.

     26.  PARTICIPATION OF THE BRIDGE LOAN. Borrower agrees that Bank may, at
          --------------------------------
its option, sell interests in the Bridge Loan and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

     27.  ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER BRIDGE LOAN
          ----------------
DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

Western Gas Resources, Inc.
February 17, 1999
Page 13


PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     28.  CONFLICTS. In the event any term or provision hereof is inconsistent
          ---------
with or conflicts with any provision of the other Bridge Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

     29.  COUNTERPARTS. This Agreement may be separately executed in any number
          ------------
of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

     30.  INDEMNITY. Borrower agrees to indemnify Bank, upon demand, from and
          ---------
against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Bank growing out of, resulting from or in any other way associated with any of the collateral, the Bridge Loan Documents and the transactions and events (including without limitation the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any environmental laws or any liabilities as duties with respect to hazardous materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT ARISE, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY BANK, provided only that Bank shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct. As used in this section the term "Bank" shall refer not only to NationsBank, N.A. but also to each director, officer, Bank, attorney, employee, representative and affiliate of such person.

     31.  SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of the Related
          -----------------------------------------
Persons' various representations, warranties, covenants and agreements in the Bridge Loan Documents shall survive the execution and delivery of this Agreement and the other Bridge Loan Documents and the performance hereof and thereof, including the making or granting of the Bridge Loan and the delivery of the Bridge Note and the other Bridge Loan Documents, and shall further survive until all of the Bridge Loan Obligations are paid in full and all of Bank's obligations to Borrower

Western Gas Resources, Inc.
February 17, 1999
Page 14


pursuant to this Agreement are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Bank under any Bridge Loan Document shall be deemed representations and warranties by Borrower or agreements and -covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Bridge Loan Documents, and the rights, powers, and privileges granted to Bank in the Bridge Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Bridge Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Bank of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Bridge Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Bridge Loan Documents.

     32.  LIMITED SURVIVAL UPON TERMINATION. Upon the payment in full of the
          ---------------------------------
Bridge Loan Obligations and the termination of this Agreement and notwithstanding anything herein to the contrary, any waivers or admissions made by any Related Person in any Bridge Loan Document, and any obligations which any Person may have to indemnify or compensate Bank shall survive any termination of this Agreement or any other Bridge Loan Document. At the request and expense of Borrower, Bank shall prepare and execute all necessary instruments to reflect and effect such termination of the Bridge Loan Documents.

     33.  WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.
          ---------------------------------------

     (a) No failure or delay (whether by course of conduct or otherwise) by Bank in exercising any right, power or remedy which Bank may have under any of the Bridge Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Bank of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No failure or delay (whether by course of conduct or otherwise) by Borrower in exercising any right, power or remedy which Borrower may have under any of the Bridge Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Borrower of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Bridge Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No

Western Gas Resources, Inc.
February 17, 1999
Page 15


notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances.

     (b) No waiver or supplement to this Agreement or the other Bridge Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, and (ii) if such party is Bank, by Bank.

     (c)  Borrower hereby represents, warrants, acknowledges and admits that
(i) it has been advised by counsel in the negotiation, execution and delivery of the Bridge Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Bridge Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Bank, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Bridge Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Bank as to the Bridge Loan Documents except as expressly set out in this Agreement or in another Bridge Loan Document delivered on or after the date hereof, (iv) Bank has no fiduciary obligation toward Borrower with respect to any Bridge Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Bridge Loan Documents between Borrower, oil one hand, and Bank, on the other hand, is and shall be solely that of debtor and creditor, respectively,
(vi) no partnership or joint venture exists with respect to the Bridge Loan Documents between Borrower and Bank, (vii) should an Event of Default or Default occur or exist Bank will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Bank, or any representative thereof, and no such representation or covenant has been made, that Bank will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Bridge Loan Documents with respect to any such Event of Default or Default or any other provision of the Bridge Loan Documents, and (ix) Bank has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to make the Bridge Loan.

     THIS WRITTEN AGREEMENT AND THE OTHER BRIDGE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Western Gas Resources, Inc.
February 17, 1999
Page 16


     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     34.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND
          -------------------------------------------
BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE BRIDGE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF NOR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT ANY PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER BRIDGE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER. THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Western Gas Resources, Inc.
February 17, 1999
Page 17


       If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Agreement to the undersigned.

                                        Very truly yours,

                                        NATIONSBANK, N. A.

                                        By:
                                           __________________________________
                                           Name:
                                           Title:

                                        Bank's Address:

                                        901 Main Street
                                        Dallas, Texas 75202

                                        COPIES OF ALL NOTICES MUST BE SENT TO:

                                        NationsBank N. A.
                                        370 17th Street
                                        Denver, Colorado 80202
                                        Attention: David C. Rubenking
                                        Tel: 303/629-6969
                                        Fax: 303/629-6303

Western Gas Resources, Inc.
February 17, 1999
Page 18


ACCEPTED as of the date first written above.

WESTERN GAS RESOURCES, INC.

By: /s/ William Krysiak
   -----------------------------
Name:  WILLIAM KRYSIAK
Title: V.P. FINANCE

1200 N. Pecos Street, Suite 230
Denver, Colorado 80234
Tel: 303/450-8439
Fax: 303/252-3362

                                                                         ANNEX I
                                                                         -------

                                  DEFINITIONS
                                  -----------

     "Adjusted Base Rate" means the rate per annum equal to the Base Rate plus
      ------------------
the Base Rate Spread. The Adjusted Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Adjusted Eurodollar Rate" means, with respect to each particular
      ------------------------
Eurodollar Portion of the Bridge Loan and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

Adjusted Eurodollar Rate =

Eurodollar Rate                 +  Eurodollar Spread
----------------------------
100.0% - Reserve Requirement

Such Adjusted Eurodollar Rate shall change as the Eurodollar Spread and the associated Reserve Requirement change. The Adjusted Eurodollar Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Base Rate" means the per annum rate of interest equal to the greater of
      ---------
(i) the Prime Rate from time to time in effect or (ii) the Federal Funds Rate from time to time in effect, plus one-half of one percent (.50%). If the Prime Rate or the Federal Funds Rate, as the case may be, changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each such change.

     "Base Rate Portion" means that portion of the unpaid principal balance of
      -----------------
the Bridge Loan which is not made up of Eurodollar Portions.

     "Base Rate Spread" means:
      ----------------

     (a) from the date of the Agreement until and including April 31, 1999, 0.50%;

     (b) from and including May 1, 1999 until and including, July 31, 1999, 1.00%; and

     (c) from and including August 1, 1999 until and including the Maturity Date, 1.50%.

     "Bridge Loan Documents" means the Agreement, the Bridge Note, all
      ---------------------
guaranties of Borrower's Subsidiaries required to be delivered under the Agreement, and the other agreements, instruments, and documents evidencing, securing, governing, guaranteeing, and/or pertaining to the Bridge Loan.

     "Bridge Loan Obligations" means all Debt from time to time owing by
      -----------------------
Borrower or any other Person under or pursuant to any of the Bridge Loan Documents. "Bridge Loan Obligation" means any part of the Bridge Loan Obligations.

     "Default" means any Event of Default as described in Section 16 and any
      -------
default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means, at the time in question, four percent (4.0%) per
      ------------
annum. plus the Adjusted Base Rate. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Eurodollar Portion" means any portion of the unpaid principal balance
      ------------------
of the Bridge Loan which Borrower designates as such in a Rate Election.

     "Eurodollar Rate" means, for any Eurodollar Portion and with respect to
      ---------------
the related Interest Period therefor, the rate per annum. (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Dow Jones Market Service (formerly Telerate Access Service) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Portion and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits of Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); to Bank or shall be calculated by bank by a substantially similar methodology as that theretofore used to determine such rate on Reuters Screen LIBO Page.

     "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
      ----------------------------
Portion: (i) the day on which the related Interest Period ends and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Bridge Loan and is unpaid. If the terms of the Bridge Loan Documents provide that payments of interest or principal with respect to such Bridge Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

     "Eurodollar Spread" means:
      -----------------

     (a) from the date of the Agreement until and including May 31, 1999, 1.75%;

     (b) from and including June 1, 1999 until and including July 31, 1999, 2.25%; and

     (c) from and including August 1, 1999 until and including the Maturity Date, 2.75%.

     "Fair Market Value" of any property or any portion thereof or interest
      -----------------
therein, as of any date, means the after-tax cash proceeds that would be obtained in an arms' length transaction for the sale thereof consummated on such date between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, assuming that such property has been maintained and operated in all material respects in accordance with the requirements of the Revolving Credit Agreement, such price to be as agreed between Borrower and Bank or, if Borrower and Bank are unable to agree, as determined by a mutually acceptable qualified third-party appraiser.

     "Guarantor " means any other Person who has guaranteed some or all of
      ---------
the Bridge Loan

     "Highest Lawful Rate" means, with respect to Bank, the maximum
      -------------------
nonusurious rate of interest that Bank is permitted under applicable law to contract for, take, charge, or receive with respect to the Bridge Loan.

     "Interest Period" means, with respect to each particular Eurodollar
      ---------------
Portion, a period of 1, 2 or 3 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not. include the third day of another-month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected, which would extend past the date on which the Bridge Note is due and payable in fall.

     "Maturity Date" means October 31, 1999.
      -------------

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or-any other legally recognizable entity.

     "Prime Rate" means the per annum rate of interest established from time
      ----------
to time by Bank as its prime rate, which rate may not be the lowest rate of interest charged by Bank to its customers.

     "Rate Election" has the meaning given it in Section 2.
      -------------

     "Related Person" means any of Borrower, each Guarantor, and each other
      --------------
Subsidiary of Borrower, with the exception of Williston Gas Company, Westana, and Sandia.

     "Reserve Requirement" means, on any day with respect to the Bridge Loan,
      -------------------
the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include the Bridge Loan. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Revolving Credit Agreement" means that certain Credit Agreement dated as
      --------------------------
of May 30, 1997 among Borrower and NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., as Agent, and certain other financial institutions, as Lenders, as from time to time amended, supplemented, or restated.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or effectively through one or more intermediaries, controlled by or owned fifty-one percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas, mineral, gas gathering or gas processing properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

                                                                       Exhibit A
                                                                       ---------

                                PROMISSORY NOTE

$37,000,000                      Dallas, Texas              February _, 1999

     FOR VALUE RECEIVED, the undersigned, Western Gas Resources Inc., a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A. ("Bank"), the principal sum of Thirty-Seven Million Dollars ($37,000,000), or, if greater or less, the aggregate unpaid principal amount of the Bridge Loan made under this Note by Bank to Borrower pursuant to the terms of the Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Bank, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (i) is issued and delivered under that certain Agreement dated as of February 17, 1999, among Borrower and Bank (herein, as from time to time supplemented, amended or restated, called the "Agreement"), and is the "Bridge Note" as defined therein, (ii) is subject to the terms and provisions of the Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (iii) is secured by and entitled to the benefits of certain guaranties. Payments on this Note shall be made and applied as provided herein and in the Agreement. Reference is hereby made to the Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     The principal amount of this Note. shall be due and payable in full on the Maturity Date. This Note is subject to mandatory prepayments as required in the Agreement.

     The Base Rate Portion of the Bridge Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, the Base Rate Portion of the Bridge Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Base Rate Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date.

     Each Eurodollar Portion of the Bridge Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, each Eurodollar Portion of the Bridge Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Portion to but not including such Eurodollar Rate Payment Date.

     All past due principal of and past due interest on the Bridge Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable immediately as it accrues.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest rate payable hereon, whether before or after maturity, exceed the Highest Lawful Rate, and this Note is expressly made subject to the provisions of the Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Chapter 303 of the Texas Finance Code, as amended (the "Texas Finance Code"), for that day, that ceiling shall be the "weekly" ceiling as defined in the Texas Finance Code and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, notice of the acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS, DUTIES AND LIABILITIES OF THE PARTIES HEREUNDER AND/OR ARISING FROM OR RELATING IN ANY WAY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR THE TRANSACTION OF WHICH SUCH INDEBTEDNESS IS A PART SHALL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                          WESTERN GAS RESOURCES, INC.

                                          By:__________________________________
                                             Name:
                                             Title:

                                                                       Exhibit B
                                                                       ---------

                                 RATE ELECTION

     Reference is made to that certain Agreement dated as of February 17, 1999 (as from Time to time amended, the "Agreement"), by and among Western Gas
                                    ---------
Resources, Inc. ("Borrower") and NationsBank, N.A. Terms which are defined in
                  --------
the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects a Eurodollar Portion in the aggregate amount of $_________ with an Interest Period beginning on _______________ and continuing for A period of ______________.

     The undersigned officer of Borrower hereby certifies that he is a duly elected, qualified and acting officer of Borrower, having all necessary authority to act in making the election herein contained.

     IN WITNESS WHEREOF this instrument is executed as of ___________, 1999.


                                        WESTERN GAS RESOURCES, INC.

                                        By:________________________________
                                           Name:
                                           Title: